Information contained herein is subject to completion or amendment. A registration statement on Form 10 relating to these securities has been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

INFORMATION STATEMENT

Nuvola, Inc.

Common Stock
(par value $0.01 per share)

Date of Mailing:  September 18, 2014

To the Shareholders of Bollente Companies, Inc.:

The attached Information Statement is provided to indicate that Bollente Companies, Inc. (“Bollente” or the “Parent”) is spinning-off its ownership interest in Nuvola, Inc. (“Nuvola” or the “Subsidiary”). In the spin-off, shareholders of Bollente will receive one (1) share of Common Stock of Nuvola for each twenty (20) shares of Bollente, owned as of the close of business on June 30, 2014 (the “Record Date”).

This Information Statement is being mailed on or about September 18, 2014, to the 187 holders of record of Common Stock as of the close of business on the Record Date. There were no shares of Preferred Stock outstanding as of the Record Date. Upon completion of this pro-rata distribution the shareholders will own the same proportionate interest in the parent and the subsidiary both before and after the spin-off. The shareholders do not provide consideration for the spun-off shares to be issued.  The spun-off shares will be distributed on the Distribution Date.

No vote of Bollente shareholders is required in connection with the spin-off; therefore you are not required to take any action. You do not need to surrender shares of Bollente to receive the Nuvola common stock. The distribution of Nuvola shares will not affect the number of shares of Bollente owned by each shareholder.

Bollente is sending you this Information Statement which contains additional information about the terms of the spin-off and the Nuvola common stock for your information only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

In reviewing this information statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or executive officers of the Company has any substantial interest resulting from the Spin-Off that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Householding of Shareholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple shareholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a shareholder sharing an address with another shareholder. Requests by phone should be directed to our President at (480) 275-7572, and requests in writing should be sent to Bollente Companies, Inc., Attention President, 8800 N. Gainey Center Dr., Suite 270, Scottsdale, AZ 85258. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

The date of this information statement is September 18, 2014

This information statement is being furnished solely to provide information to Bollente Companies, Inc. shareholders who will receive shares of Nuvola, Inc. common stock in connection with the spin-off. It is not provided as an inducement or encouragement to buy or sell any securities. You should not assume that the information contained in this information statement is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this information statement may occur after that date, and we undertake no obligation to update the information contained in this information statement, unless we are required by applicable securities laws to do so.

QUESTIONS AND ANSWERS REGARDING THE SPIN-OFF OF NUVOLA COMMON STOCK

1.
I own shares of Bollente Companies, Inc. common stock. What will I receive as a result of the spin-off? We will distribute one (1) share of Nuvola, Inc. common stock for each twenty (20) shares of Bollente Companies, Inc. common stock outstanding as of the record date for the distribution.

2.	What do I need to do to receive my Nuvola shares? No action is required by Bollente shareholders to receive their Nuvola common stock.

3.
What is the record date for the distribution, and when will the distribution occur? The record date is June 30, 2014, and ownership is determined as of 5:00 p.m. Pacific time on that date. Shares of Nuvola common stock will be distributed on the distribution date, ___________, 2014.

4.
If I sell my shares of Bollente common stock before the distribution date, will I still be entitled to receive Nuvola shares in the distribution? If you sell your shares of Bollente common stock prior to or on the distribution date, you will not be selling your right to receive shares of Nuvola common stock. The Distribution is determined by ownership as of the Record Date.

5.
How will the spin-off affect the number of shares of Bollente common stock I currently hold? The number of shares of Bollente common stock held by you will be unchanged. On the distribution date, you will receive one (1) of a share of Nuvola common stock for each twenty (20) shares of Bollente common stock that you owned on the Record Date.

6.
When will I receive my Nuvola shares? Will I receive a stock certificate for Nuvola shares distributed as a result of the spin-off? Registered holders of Bollente common stock who are entitled to receive the distribution will receive a physical certificate for the common stock.

7.
What if I have stock certificates reflecting my shares of Bollente common stock? Should I send them to the transfer agent or to Bollente? No, you should not send your stock certificates to the transfer agent or to us. You should retain your Bollente stock certificates.

RISK FACTORS

Nuvola, Inc.

You should carefully consider each of the following risks and all of the other information contained in this information statement. Some of these risks relate principally to our spin-off from Bollente while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our common stock. Our business, financial condition, results of operations or cash flows could be materially and adversely affected by any of these risks, and, as a result, the trading price of our common stock could decline.

Risks Relating to the Spin-Off

We may not realize the potential benefits from the spin-off.

We may not realize the potential benefits that we expect from our spin-off from Bollente. We have described those anticipated benefits elsewhere in this information statement. In addition, we will incur significant costs, including those described below, which may exceed our estimates, and we will incur some negative effects from our separation from Bollente, including loss of access to the financial, managerial and professional resources from which we have benefited in the past.

We have no history operating as an independent public company. We will incur significant costs to create the corporate infrastructure necessary to operate as an independent public company, and we will experience increased ongoing costs in connection with being an independent public company.

We have historically used Bollente’s corporate infrastructure to support our business functions. As a subsidiary of Bollente, many important corporate functions were performed for us, including some treasury, tax, administration, accounting, financial reporting, and legal and other services.  Following the spin-off we will no longer have access to Bollente’s infrastructure and we will need to establish our own. We expect to incur costs associated with establishing the infrastructure needed to perform such corporate functions.

If the spin-off does not qualify as a tax-free transaction, you and Nuvola could be subject to material amounts of taxes.

Bollente and Nuvola has intended for this transaction to qualify for treatment under Section 355 of the U.S. Federal Income Tax Code. Neither company has sought an opinion from tax counsel regarding this spin-off. If for whatever reason, the transaction was determined to not quality under Section 355 of the Code, each U.S. holder of Bollente common stock who receives shares of Nuvola in this spin-off would generally be treated as receiving a taxable distribution of property in an amount equal to the fair market value of the shares of our common stock.

Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we will be subject following the spin-off. If we are unable to achieve and maintain effective internal controls, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Our financial results previously were included within the consolidated results of Bollente. As a result of the spin-off we will be directly subject to reporting and other obligations under the Exchange Act, including Section 404 of the Sarbanes-Oxley Act of 2002, which will require, beginning with the filing of our Annual Report on Form 10-K, annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing these assessments. These reporting and other obligations will place significant demands on our management and administrative and operational resources, including accounting resources. To comply with these requirements, we anticipate that we will need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. We expect to incur additional annual expenses related to these steps, and those expenses may be significant. If we are unable to upgrade our financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to Ownership of Our Common Stock

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price.

As of the date of this information statement, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC-QB market maker for sponsorship of our securities on the Over-the-Counter-QB, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC-QB, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, shareholders may be unable to liquidate their shares for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this spin-off.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for shareholders to liquidate their shares even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Risks Relating to Our Industry and Our Business

We are significantly dependent on our sole officer. The loss or unavailability to Nuvola of Mr. Rassás’ services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements.

Our business plan is significantly dependent upon the abilities and continued participation of Mr. Rassás, our sole officer. It would be difficult to replace Mr. Rassás at such an early stage of development. The loss by or unavailability to Nuvola of Mr. Rassás’ services would have an adverse effect on our business operations and prospects, in that our inability to replace could result in the loss of one’s investment. Mr. Rassás will generate sales through direct marketing and by creating personal contacts; some of whom we may lose as a result of losing Mr. Rassás. If this occurs it may significantly affect our revenues. Finding someone with either Mr. Rassás’ extensive knowledge will be difficult. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Rassás, should his services be discontinued.

The market in which we compete is highly competitive.

The market for our products and services are increasingly global and competitive.  As a result, we encounter intense competition in our business.  We expect competition to increase in the future both from existing competitors and new companies that may enter our market.  In addition, we experience competition from in-house information technology departments when companies are determining whether to continue to outsource these services or perform them in-house.  To remain competitive, we will need to invest continuously in product development, marketing, customer service and support and our service delivery infrastructure.  However, we cannot be certain that new or established competitors or in-house information technology departments will not offer products and services that are superior to or lower in price than ours.  We may not have sufficient resources to continue to invest in all areas of product development and marketing needed to maintain a competitive position.

We may need to change our pricing models to compete successfully.

The intense competition we face in the sales of our products and services and general economic and business conditions can put pressure on us to lower our prices.  If our competitors offer deep discounts on certain products or services or develop products and services that the marketplace considers more valuable, we may need to lower prices further or offer other favorable terms in order to compete successfully.  Furthermore, a shift by customers towards products and services that are less expensive may also adversely affect pricing for our products.  Any such changes could have a material adverse effect on our business, results of operations and financial condition.

Our inability to adapt to rapid technological change could impair our ability to remain competitive.

The industry in which we compete is characterized by rapid technological change, frequent new product and service introductions and evolving industry standards.  Our future success will depend in significant part on our ability to anticipate industry standards and to continue to enhance existing products and services and introduce and acquire new products and services on a timely basis to keep pace with technological developments.  We expect that we will continue to incur significant expenses in the design, development and marketing of new products and services.  Our competitors may implement new technologies before we are able to implement them, allowing our competitors to provide more effective products and services at lower prices.

We cannot provide assurance that we will be successful in developing, acquiring or marketing new or enhanced products or services that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, acquisition or marketing of such products or services or that our new or enhanced products and services will adequately meet the requirements of the marketplace and achieve market acceptance.  Any delay or failure in the introduction of new or enhanced products or services, or the failure of such products or services to achieve market acceptance, could have a material adverse effect on our business, results of operations and financial condition.

Risks associated with the Internet, changing standards, alternate technologies, competition, taxation, regulation and associated compliance efforts may adversely impact our business.

The use of the Internet as a vehicle for electronic data interchange, or EDI, and related services currently raises numerous issues, including reliability, data security, data integrity and rapidly evolving standards.  New competitors, which may include media, software vendors and telecommunications companies, offer products and services that utilize the Internet in competition with our products and services and may be less expensive or process transactions and data faster and more efficiently.  Internet-based commerce is subject to increasing regulation by federal, state and foreign governments, including in the areas of data privacy and breaches.  Laws and regulations relating to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for Internet-based solutions and restricting our ability to store, process and share data through the Internet.  Taxation of services provided over the Internet and governmental restrictions on Internet usage may be imposed in jurisdictions where we operate.  Although we believe that the Internet will continue to provide opportunities to expand the use of our products and services, we cannot ensure that our efforts to exploit these opportunities will be successful or that increased usage of the Internet for business integration products and services or increased competition, taxation and regulation will not adversely affect our business, results of operations and financial condition.

Business disruptions could adversely affect our business, results of operations and financial condition.

Unexpected events, including natural disasters and severe weather events, could increase the cost of doing business or otherwise harm our business or our customers’ businesses. It is not possible for us to predict the occurrence or consequence of any such events.  However, such events could reduce demand for our products and services or make it difficult or impossible for us to deliver our products and services to our customers.

Our products and services may not achieve market acceptance, which could cause our revenue to decline.

Deployment of our products and services requires interoperability with a variety of software applications and systems and, in some cases, the ability to process a high number of transactions.  If our products and services fail to satisfy these demanding technological objectives, our customers may be dissatisfied and we may be unable to generate future sales.  Failure to establish a significant base of customer references will significantly reduce our ability to sell our products and services to customers.

We are frequently required to enhance and update our products and services as a result of changing standards and technological developments, which makes it difficult to recover the cost of development and forces us to continually qualify new products with our customers.

For our products to be competitive, we must be among the first to market with next-generation products.  Over the last several years, the rate at which new technological developments have been introduced into the market has grown at a much more rapid pace than it had previously.  Continually updated standards for the electronic exchange of information, such as those issued by the American National Standards Institute, have required us to produce frequent enhancements to our products and services and provide some of our value-added solutions and related software with additional functionality.  The frequency with which we must enhance our products makes it more difficult for us to recover the costs associated with product development because those costs must be recovered over increasingly shorter periods of time.  We expect this trend to continue, and it may even accelerate.  As a result, we may not be able to recover all of our product development costs, which could affect our profitability.  Any failure or delay in our product development or quality assurance process could result in our losing sales until we are able to introduce the new product.

We may experience product failures or other problems with new products, all of which could adversely impact our business.

Software products and application-based services as complex as those we offer may contain undetected errors or failures when first introduced or when new versions are released.  If software errors are discovered after introduction, our software licensees may seek to assert claims of liability.  We also could experience delays or lost revenues during the period required to correct the errors or loss of, or delay in, market acceptance, which could have a material adverse effect on our business, results of operations and financial condition.

We depend on software and technology licensed to us by third parties, and the loss of this technology could delay implementation of our products or services or force us to pay higher license fees.

We depend on numerous third party software and technology that we incorporate into our existing products and services.  There can be no assurance that the licenses for such third party software or technology will not be terminated, that the licenses will be available in the future on terms acceptable to us or that we will be able to license such third party software or technology for future products and services.  In addition, we may be unable to renegotiate acceptable third party license terms to reflect changes in our pricing models.  If a third party license expires or is terminated, or cannot be renewed, we cannot guarantee that we will be able to replace such third party software or technology with a license to similar software or technology on the same terms, if at all.  While we do not believe that one individual license is material to our business, changes in or the loss of third party licenses could lead to a material increase in the costs of licensing or to our products becoming inoperable or their performance being materially reduced, resulting in a need to incur additional development or licensing costs to ensure continued performance of our products and services.

The use of “open source” software in our products and services may expose us to additional risks and harm our intellectual property.

Our products and services sometimes utilize and incorporate software that is subject to open source licenses.  Open source software is freely accessible, usable and modifiable.  Certain open source software licenses require a user who intends to distribute the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software.  In addition, certain open source software licenses require the user of such software to make any derivative works of the open source-code available to others on unfavorable terms or at no cost.  This can effectively render what was previously proprietary software open source software.

While we monitor the use of all open source software in our products and services and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related product or service, such use could inadvertently occur.  Additionally, if a third party software provider has incorporated certain types of open source software into software we license from such third party for our products or services, we could, under certain circumstances, be required to disclose the source-code to our products or services.  This could harm our intellectual property position and have a material adverse effect on our business, results of operations and financial condition.

We may experience service failures or interruptions due to defects in the hardware, software, infrastructure, third party components or processes that comprise our existing or new solutions, as well as human error, any of which could adversely affect our business.

There may be defects in the hardware, software, infrastructure, third party components or processes that are part of the services and solutions we provide.  If these defects lead to service failures, we could experience delays or lost revenues during the period required to correct the cause of the defects.  We cannot be certain that defects will not be found in new solutions or upgraded solutions, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

Because customers use our services and solutions for critical business processes, any defect in our solutions, any disruption to our solutions, or any error in execution, as well as human error, could cause recurring revenue customers to cancel their contracts with us, prevent potential customers from joining our network and harm our reputation.  These defects, disruptions or errors, could be subject to litigation for actual or alleged losses to our customers’ businesses, which may require us to spend significant time and money in litigation or arbitration or to pay significant settlements or damages.  We do not currently maintain any warranty reserves.  Defending a lawsuit, regardless of its merit, could be costly and divert management’s attention and could cause our business to suffer.

The insurers under our existing liability insurance policy could deny coverage of a future claim that results from an error or defect in our technology or a resulting disruption in our solutions, or our existing liability insurance might not be adequate to cover all of the damages and other costs of such a claim.  Moreover, we cannot assure you that our current liability insurance coverage will continue to be available to us on acceptable terms or at all.  The successful assertion against us of one or more large claims that exceeds our insurance coverage, or the occurrence of changes in our liability insurance policy, including an increase in premiums or imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and operating results.  Even if we succeed in litigation with respect to a claim, we are likely to incur substantial costs and our management’s attention will be diverted from our operations.

We rely on third parties to provide certain services, and any failure of such third parties could adversely affect our business, results of operations and financial condition.

Failure of our third party providers to provide adequate Internet, telecommunications and power services could result in significant loss of revenue.  Our operations depend upon third parties for Internet access and telecommunications services, as well as for data center co-location services.  Frequent or prolonged interruptions of these services could result in significant loss of revenues.  We could experience outages, delays and other difficulties due to system failures unrelated to our internal activities in the future.  These types of occurrences could also cause users to perceive our services as not functioning properly and therefore cause them to use other methods to deliver and receive information.  We have limited control over these third parties and cannot provide assurance that we will be able to maintain satisfactory relationships with any of them on acceptable commercial terms or that the quality of services that they provide will remain at the levels needed to enable us to conduct our business effectively, which could have a material adverse effect on our business, results of operations and financial condition.

Security breaches could harm our business.

A significant component of electronic data interchange is the secure processing and transmission of confidential information over telecommunications networks. In facilitating data exchange between our customers and their trading partners, we rely on encryption and authentication technology licensed from third parties and intrusion detection technologies to protect the confidentiality of our customers’ information.  We cannot assure you that our efforts to protect this information will be successful, due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors.  Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  Our security measures may not prevent security breaches.

Our failure to prevent security breaches could harm our business, damage our reputation and expose us to a risk of loss or litigation, regulatory action and possible liability, each of which could affect our financial condition, results of operations and growth prospects.  We also may need to incur significant additional costs to protect against similar information security breaches in the future.   Furthermore, such security breaches could lead our existing customers and potential customers to have significant concerns about secure transmissions of confidential information which may create a significant obstacle in the general acceptance of our products and services.

Our operations are dependent on our ability to protect our data centers against damage.

Our operations are dependent upon our ability, or the ability of third party providers, to protect our computer equipment and the information stored in our or third party data centers against damage that may be caused by fire, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters, terrorist attacks and other events.  We cannot provide assurance that terrorism, fire or other natural disaster, including national, regional or local telecommunications disruptions, would not result in a prolonged disruption of our network services or permanently impair some of our operations.  A prolonged service disruption or other impairment of operations could:  damage our reputation with customers; expose us to liability; cause us to lose existing customers; or increase the difficulty of attracting new customers.  We may also incur significant costs for using alternative off-site equipment or taking other actions in preparation for, or in reaction to, events that damage our data centers.

We maintain business interruption insurance.  However, even if we recovered under such an insurance policy, the lost revenues or increased costs that we experience during the disruption of our network services business, and longer term revenue losses due to loss of customers, may not be recoverable under the policy.  If this were to occur, our business, results of operations and financial condition could be materially adversely affected.

We may not receive significant revenues from our current research and development efforts for several years, if at all.

Developing our products, services and software is expensive and the investment in product development often does not result in a significant return.  We have made and expect to continue to make significant investments in software research and development and related product opportunities.  Accelerated product introductions and short product life cycles require high levels of expenditures for research and development that could adversely affect our operating results if not offset by revenue increases.  We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position.  However, we may not receive significant revenues from these investments.

A failure to attract or retain qualified personnel or highly skilled employees could adversely affect our business.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel.  Competition for talented personnel is intense, and we cannot be certain that we can retain our managerial, technical and sales personnel, or that we can attract, assimilate or retain such personnel in the future.  Our inability to attract and retain such personnel could have a material adverse effect on our business, results of operations and financial condition.

Delays and inaccuracies in our billing and information systems may have an adverse effect on our operations.

Sophisticated information and billing systems are vital to our growth and ability to monitor costs, bill customers, provide services to customers and achieve operating efficiencies.  As we begin to offer new products and services, we intend to install new billing systems or upgrade existing ones.  Delays or inaccuracies in billing, our inability to implement solutions in a timely manner or our failure to implement and maintain sophisticated information and billing systems may have an adverse effect on our business, results of operations and financial condition.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We have based our forward-looking statements on our current expectations, estimates and projections about our industry and our company. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•	our ability to achieve and maintain an adequate rate of revenue growth;
•	our business plan and our ability to effectively manage our growth;
•	our ability to attract and retain end-customer base;
•	our ability to timely and effectively scale and adapt our existing technology; and
•
legislative or regulatory action, including the introduction, enactment or modification of federal, state, municipal or foreign legislation or rulemakings, which may adversely affect our business or operations

Neither we nor Bollente undertakes any obligation to update the forward-looking statements included in this information statement to reflect events or circumstances after the date of this information statement, unless we are required by applicable securities laws to do so.

THE SPIN-OFF

General

On January 28, 2014, Bollente announced that its board of directors had authorized its management to take various actions in contemplation of the distribution of our common stock to Bollente’s shareholders in a spin-off transaction. This authorization is subject to, among other things, the conditions described below under “Spin-Off Conditions and Termination.”

We are currently a wholly owned subsidiary of Bollente. Bollente holds 748,224 shares of Nuvola. The 748,224 shares held by Bollente represent 100% of the outstanding Nuvola common stock.

We will be separated from Bollente and will become an independent, publicly traded company through a pro rata distribution of 100% of our outstanding common stock to Bollente’s shareholders. The common stock will be distributed upon effectiveness of the Form 10 to be filed by Nuvola, in the amount of one (1) share of Nuvola common stock for each twenty (20) shares of Bollente common stock outstanding on June 30, 2014, the record date. As a result of the spin-off, each shareholder of Bollente common stock as of 5:00 p.m. Pacific Standard Time on the Record Date, will be entitled to:
•	receive one share of our common stock for every twenty shares of Bollente common stock owned by such shareholder; and
•	retain such shareholder’s shares in Bollente.

Bollente shareholders will not be required to pay any cash or other consideration for the shares of Nuvola common stock distributed to you or to surrender or exchange your shares of Bollente common stock to receive the Nuvola common stock.

Reasons for the Spin-Off

Nuvola’s Board and Management believe that our separation from Bollente will provide the following benefits:

•
enhance the flexibility of the management team of each company to make business and operational decisions that are in the best interests of its business and to allocate capital and corporate resources in a manner that focuses on achieving its own strategic priorities;

•	facilitate growth of Bollente’s and Nuvola’s businesses;

•
improve investor understanding of the separate businesses of Bollente and Nuvola and facilitate valuation assessments for the securities of both companies, which should appeal to the different investor bases of the upstream and downstream businesses; and

•
enhance the ability of each company to attract employees with appropriate skill sets, to incentivize its key employees with equity based compensation that is aligned with the performance of its own operations and to retain key employees for the long term.

Enhancing business and operational decision making

Nuvola’s board of directors and management took into account the fact that different markets require fundamentally different business strategies and offer significant business opportunities for growth. They determined that a spin-off should allow the management team of each company to focus on its strategic priorities and make business and operational decisions that are in the best interest of its operations, taking into account the different challenges and opportunities and different financial profiles and capital needs pertinent to its business. As separate companies, each will be able independently to prioritize allocation of resources and capital in support of its business strategies. For example, the operations and business plan of Nuvola has been under-funded as a result of a focus on furthering Bollente’s operations. As separate companies, each of Bollente and Nuvola will no longer have to compete for investment capital and management’s time with the other, and each would be in a position to pursue a growth strategy to optimize its own operations. By eliminating the necessary time and resources required to resolve conflicting business priorities and strategic needs, the two businesses will be better able to compete through quicker decision making, more efficient deployment of capital and corporate resources and enhanced responsiveness to market demands.

Facilitating growth of Bollente’s and Nuvola’s businesses

The spin-off will improve Nuvola’s ability to grow its market and shareholder base, and to fund growth objectives. Nuvola will not be subject to any debt obligations or liabilities of Bollente and will have the ability to conduct both debt and equity financing on their own. The opportunity to grow Nuvola’s shareholder base and raise capital to be used in furtherance of the business plan will only benefit Nuvola’s performance.

Improving investor understanding of the separate businesses

The business plan and operations of Nuvola is significantly different from that of Bollente.  Bollente provides hands-on collaborative direction and guidance to entrepreneurs to seize growth opportunities.  Bollente specializes in refining strategic planning, exploring capitalization structures, pursuing accretive mergers or acquisitions, enhancing market presence and assistance in building qualified executive management teams.  Bollente is currently involved in research and development of a new high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.  Nuvola’s business will serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  As a B2B technology solutions service, Nuvola will provide a cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

As a result, the board of directors and management concluded that, as a part of an integrated business, Bollente’s and Nuvola’s operations have not been appropriately appreciated or understood by investors.  They believe that the spin-off will improve the investment community’s visibility into and understanding each business and enables each company to provide more focused and targeted communication to the market regarding its own business strategies, assets, operational performance, financial achievements and management teams.

Enhancing ability to attract, retain and appropriately reward key employees

The management skills required to successfully run Bollente’s business are different from the management skill required to run a B2B technology solutions service company like Nuvola. The board of directors concluded that separating the two businesses should improve both businesses’ ability to attract managers with the appropriate skill sets. By separating the two companies, management of each should be in an improved position to attract employees with the correct skill set, to motivate them appropriately, and to retain them for the long-term.

The Number of Shares You Will Receive

For each share of Bollente common stock that you owned at 5:00 p.m. Pacific time on June 30, 2014, the record date, you will be entitled to receive one (1) share of Nuvola common stock for each twenty (20) shares of Bollente common stock.  For example, if on June 30, 2014 at 5:00pm Pacific Time, you owned 100,000 shares of Bollente common stock, you will receive 5,000 shares of Nuvola upon distribution.  The distributed shares of Nuvola common stock will be fully paid and non-assessable and have no preemptive rights.

Results of the Spin-Off

After the spin-off, Nuvola will be an independent, publicly traded company. Immediately following the spin-off, we expect to have approximately 187 shareholders holding 748,224 shares of our common stock, based on the distribution of one (1) share of our common stock for every twenty (20) shares of Bollente common stock owned on ________, 2014, the record date.

We and Bollente will be parties to a number of agreements that govern the spin-off and our future relationship. For a more detailed description of these agreements, please see “Relationship with Bollente after the Spin-Off - Agreements Between Bollente and Us.”

You will not be required to make any payment for the shares of Nuvola common stock you receive, nor will you be required to surrender or exchange your shares of Bollente common stock or take any other action in order to receive the shares of Nuvola common stock that you are entitled.  The spin-off will not affect the number of outstanding shares of Bollente’s common stock or any rights of Bollente’s shareholders.

Manner of Effecting the Spin-Off

The general terms and conditions relating to the spin-off are set forth in the Separation and Distribution Agreement (the “Agreement”) between Bollente and Nuvola. Under the Agreement, the spin-off will be effective on the Distribution Date. The Nuvola shares will be distributed to shareholders upon effectiveness of the Form 10, filed by Nuvola, and upon compliance with any and all other conditions to distribution as described in Section 3 of the Agreement. Any fractional shares will be rounded up to prevent the issuance of fractional shares.

When and How You Will Receive the Nuvola Shares

On the distribution date, Bollente will release its shares of our common stock for distribution by West Coast Stock Transfer Company, the distribution agent.  We will not distribute fractional shares. The Nuvola shares will be issued in the same name as listed on the Bollente shareholder list on the record date.

Treatment of Fractional Shares

Any fractional shares will be rounded up by the transfer agent to prevent the issuance of fractional shares.

Market for Our Common Stock

There is no public market for our common stock. Nuvola has filed a Form 10 with the SEC registering the spun-off shares and subsequently filing an S-1 registering these and other shares. We intend to file for inclusion of our common stock on the Over-the-Counter-Quotation Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock.

Inclusion on the OTC:QB permits price quotations for our shares to be published by that service.  Although we intend to submit an application to a market maker for the OTC:QB, we do not anticipate our shares to immediately be traded in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application we intend to submit to a market maker for the OTC:QB, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.  There can be no assurance that our shares will be accepted for trading on the OTC:QB or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop in the future or, if such a market does develop, that it can be sustained. Without an active public trading market, a stockholder may not be able to liquidate their shares. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this information statement, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, we have no plans to register our securities in any particular state

Spin-Off Conditions and Termination

We expect the spin-off to be effective upon the occurrence of the following, among other things:

•
the SEC has declared effective our registration statement on Form 10, under the Exchange Act, with no stop order in effect with respect to the Form 10, and this information statement shall have been mailed to Bollente’s stockholders as of the record date;

•
the actions and filings necessary under securities and blue sky laws of the states of the United States and any comparable laws under any foreign jurisdictions shall have been taken and become effective;

•
no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off shall be in effect and no other event outside Bollente’s or Nuvola’s control shall have occurred or failed to occur that prevents the consummation of the spin-off;

•	all material government approvals and material consents necessary, if any, to consummate the spin-off shall have been received and continue to be in full force and effect; and

•
no other events or developments shall have occurred that, in the judgment of the board of directors of Bollente, in its sole and absolute discretion, would result in the spin-off having a material adverse effect on Bollente or its shareholders.

Reason for Furnishing this Information Statement

This information statement is being furnished solely to provide information to Bollente stockholders who will receive shares of Nuvola common stock in the spin-off. It is not to be construed as an inducement or encouragement to buy or sell any of our securities. We believe that the information contained in this information statement is accurate as of the date set forth on the cover. Changes may occur after that date and neither Bollente nor we undertake any obligation to update the information, except to the extent applicable securities laws require us to do so.

DIVIDEND POLICY

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the information under the headings “Risk Factors,” “Selected Historical Combined Financial Data,” and “Business” and the combined financial statements and accompanying footnotes included in this information statement.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes various forward-looking statements concerning trends or events potentially affecting our business. You can identify our forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “plan,” “predict,” “project,” “seek,” “target,” “could,” “may,” “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this information statement. See “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors.”

Introduction

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is a supplement to the accompanying financial statements and provides additional information on Nuvola’s business recent developments, financial condition, liquidity and capital resources, cash flows and results and operations.

The Separation and Spin-off

On January 28, 2014, Bollente announced that its board of directors had approved moving forward with plans to separate its wholly-owned subsidiary, Nuvola, into an independent, publicly traded company, through a spin-off that is expected to be completed in accordance with a separation and distribution agreement between Bollente and Nuvola.  The spin-off is generally intended to be tax free to the stockholders and to Bollente and Nuvola. Bollente intends to distribute, on a pro rata basis, shares of Nuvola common stock to the Bollente shareholders as of the record date for the spin-off. Upon completion of the spin-off, Bollente and Nuvola will each be independent, publicly traded companies and will have separate public ownership, board of directors and management. The spin-off is, among other things, subject to the satisfaction of the conditions described above under “The Spin-Off – Spin-Off Conditions and Termination.” Nuvola was incorporated in Nevada as a wholly-owned subsidiary of Bollente on November 21, 2013. See discussion under the heading “The Spin-Off” included in this information statement for further details.

Background Overview

Nuvola is a development stage company incorporated in the State of Nevada in November 21, 2013. We were formed, as a wholly-owned subsidiary to Bollente to serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  In November of 2013 we commenced our planned principal operations, and therefore have no significant assets.

Since inception on November 21, 2013 through June 30, 2014, we have not generated any revenues and have incurred a net loss of $30,500. From November 2013 through June 2014 our business activities included the formation of our corporate entity and development of our business plan. We also initiated the process of the Company audit, as well as secured our website domain and posted our initial webpage.

Results of Operations for the Six Months Ended June 30, 2014

Revenues

During the six months ended June 30, 2014, we did not generate revenues, and incurred a net loss of $15,965.

Expenses

Operating expenses totaled $22,165 during the six months ended June 30, 2014.

Results of Operations for the Year Ended December 31, 2013

Revenues

Since our inception on November 21, 2013 through December 31, 2013, we have not generated revenues, and have incurred a net loss of $10,500.

Expenses

Operating expenses totaled $10,500 from the period of inception on November 21, 2013 through December 31, 2013.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through capital investments from Bollente.  In November 2013, the Company received a loan from Bollente totaling $13,000. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of service sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we need to generate sufficient revenues from product sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and developing business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and expand our line of services, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Nuvola was formed to serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  As a B2B technology solutions service, Nuvola will provide a cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

There is still no assurance that, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. Our ability to obtain needed capital is uncertain. Our lack of operating history makes an investment in our company, and the availability of capital risky.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually research for new information, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

This item is not applicable as we are currently considered a smaller reporting company.

BUSINESS

Business Development Summary

Nuvola, Inc. is a development stage company incorporated in the State of Nevada in November of 2013. We are currently a wholly-owned subsidiary of Bollente. We were formed to serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  As a B2B technology solutions service, we will provide a cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

During our initial months of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model.  We also worked with a graphic designer to design a logo.  Additionally, we are in the process of developing our website, which upon completion will detail our services and provide contact information (our preliminary webpage has been posted).  Our operations have been limited to start up and developmental activities.

We are attempting to build Nuvola into the premier provider of cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

Business of Issuer

We are a provider of business-to-business (“B2B”) cloud integration services that simplify and enhance business process integration, data quality and compliance, and collaboration amongst businesses.  Our services and solutions enable our customers to manage and improve mission critical supply chain functions, securely process financial transactions related to the exchange of goods and services, and automate and control other critical cross-enterprise business processes.

We employ a subscription-based cloud services model for our services. This model entails offering B2B cloud integration services and solutions to installers and service providers of smart home products and appliances. These customers process high volumes of transactions with their trading partners and, over time, these customers will typically add additional business partners or automate additional processes, resulting in additional revenue opportunities for us. We deliver integration services through our integration cloud platform. Although our cloud-based services appeal to companies in a wide variety of industries, our typical customer is a retailer or manufacturer of goods such as smart home products and appliances.

Nuvola’s cloud-based platform will give service providers access to diagnostic reports, system failure alerts and warranty information on all of their smart home products, all in one place. This seamless integration of product data will enable service providers to proactively contact their customers for service calls or warranty extensions, boosting customer retention and their bottom line. Additionally, providers can use the diagnostic reports to recommend cost- and energy-saving products to their customers. This service is currently in place with Bollente’s trutankless™ line of electric tankless water heaters.

We offer B2B Software and Service solutions for customers seeking to deploy private integration clouds on their premises.  We also offer Data Synchronization services which enable B2B participants, particularly in the retail and consumer products supply chain, to synchronize and manage vast quantities of product and pricing data both internally within their planning, distribution and sales organizations, as well as externally amongst their global trading partners and industry standards bodies.

The majority of our revenue will be generated through transaction processing and subscription service fees for access and use of our cloud integration platform.

Our Industry

The multi-enterprise B2B integration industry is defined by the increasingly global and complex nature of supply chains in today’s business environment.  As companies have continued to push their supply chains and trading partner relationships across borders, as well as exploit trends in off-shoring, outsourcing and contract manufacturing, the need for trusted intermediaries that can help companies improve their ability to source, build, sell, and distribute their goods and services globally continues to accelerate.

Multi-enterprise B2B integration involves the electronic exchange of and collaboration around supply chain data between organizations.  There are a variety of global, industry-specific and regionally defined standards which govern the ability to deliver this information electronically.  The most popular are Extensible Markup Language (“XML”)-based and local Electronic Data Interchange (“EDI”) standards (such as ANSI X12, EDIFACT) which are defined and structured around a process or industry.  However, as additional processes between businesses are increasingly digitized, an increasing percentage of data processed is unstructured and unique to large businesses and their supply chain or business partner relationships.  By enabling the efficient flow of information, structured or unstructured, between businesses, our industry can help address data integration and business process inefficiencies and improve business agility, such as new market expansion, new product introduction, and enhance business results, such as time-to-revenue or customer satisfaction.

Industry analyst firm Gartner, Inc. (“Gartner”) defines multi-enterprise infrastructure (also referred to as B2B infrastructure) as an information technology (“IT”) project that is composed of some combination of B2B software and B2B services that companies use to perform multi-enterprise integration with external business partners.  Gartner estimates the multi-enterprise/B2B infrastructure market to be $2.9 billion, or 17.0%, of the Application Infrastructure and Middleware (“AIM”) Software and Outsourcing Market.  Between 2010 and 2015, Gartner expects Global 2000 companies to at least double their multi-enterprise traffic (i.e., transactions, documents and process execution events), and this will have a significant impact on the amount of spending that goes toward multi-enterprise/B2B infrastructures.   Additionally, Gartner expects the embedded multi-enterprise/B2B infrastructure market will grow at a 9.0% CAGR, which is about 2 percentage points higher than the growth expected for the overall AIM market ( Gartner “Market Trends: Multi-enterprise/B2B Infrastructure Market, Worldwide, 2010-2015” by Fabrizio Biscotti, Paolo Malinverno, Benoit J. Lheureux, Thomas Skybakmoen, February 10, 2011).

The process of integrating information between businesses is central to a company’s ability to build and manufacture products with speed and quality, coordinate timely logistics and shipping activity, and better serve customers.  With the advent of Internet-based communications, the increasing number of communication protocols and global XML or EDI-based standards, and the challenges working with businesses in remote regions of the world, multi-enterprise integration is increasingly complex and costly.  However, the benefits from integration are substantial, including gaining end-to-end supply chain visibility, eliminating excess inventory, tracking global shipments, optimizing the launch of a new product,  understanding customer purchasing trends and managing payments and cash flow.

Examples of multi-enterprise business processes include collaborative demand planning, procure-to-pay, electronic invoicing, global shipping, trouble ticket management, and global payments, among others.  A simplified example includes the traditional procure-to-pay process whereby one business places an order to one or more other businesses.  In response, the partner business acknowledges the order, provides shipment details, invoices the customer, and ultimately receives payment.  Businesses gain speed advantages and reduce costs when up-to-date, accurate information is exchanged electronically versus delivered via facsimile or by post.  Businesses gain additional advantages when they utilize an Active SM Application.  Active SM Applications provide a higher level of visibility and control around global transaction flows or multi-enterprise business processes, identifying exceptions and errors, uncovering inefficiencies, and highlighting opportunities for performance improvement.

Global Messaging Services.  Global messaging includes the secure, reliable exchange of structured business documents, such as purchase orders, invoices and shipment notices, from one business to another, primarily over the Internet.  Businesses are provided one or more unique addresses to send and retrieve documents and files.  A database is maintained that stores relationships between businesses, referred to as integration pairs or trading partner relationships.

These relationships enable messages to flow securely between businesses.  Gartner refers to the global messaging segment as integration-platform-as-a-service (“iPaaS”), and estimates that segment was approximately $862.1 million in 2011 ( Gartner “Market Trends: Multi-enterprise/B2B Infrastructure Market, Worldwide, 2010-2015” by Fabrizio Biscotti, Paolo Malinverno, Benoit J. Lheureux and Thomas Skybakmoen, February 10, 2011).

B2B Managed Services.  Within the multi-enterprise integration market, the fastest growing segment is B2B managed services, also known as B2B Integration Outsourcing or Integration Brokerage.  Businesses use B2B managed services to extend or enhance a multi-enterprise business process or to outsource the management of an entire B2B program.  A B2B program includes all of the hardware, software and staff required to support a company’s business partners electronically, including customers, suppliers, shipment carriers and banks.  Managed services offer an alternative delivery model designed for companies either struggling to achieve returns from B2B integration software investments or unable to handle the considerable tasks associated with worldwide B2B programs.  In the managed services model, there is no B2B integration or translation software to purchase or manage.  Instead, corporations leverage an on-demand B2B integration platform by outsourcing the management of the underlying server hardware, storage platforms and B2B translation technology.  Through this model, companies are able to achieve their B2B integration goals faster and at a lower cost than through in-house and software-based approaches.  Gartner estimates that companies spent more than $1.3 billion on B2B Integration Outsourcing or Integration Brokerage in 2011, and that this segment will register a CAGR of 17.0% through 2015—reaching over $2.3 billion in annual spend.  If measured on its own, Integration Brokerage would be one of the largest and fastest growing segments within the AIM market ( Gartner “Market Trends: Multi-enterprise/B2B Infrastructure Market, Worldwide, 2010-2015” by Fabrizio Biscotti, Paolo Malinverno, Benoit J. Lheureux and Thomas Skybakmoen, February 10, 2011).

B2B Gateway Software.  B2B gateway software is deployed within a business and can be used to complement global messaging services or as a stand-alone messaging platform to connect directly to business partners.  B2B gateway software provides communication and integration technology to enable a business to connect its internal systems and processes with its partners.  B2B gateway software is typically sophisticated software, including data translation, visibility and monitoring, communication and community management components, which often require significant trained resources to implement and maintain.  A company must keep current every integration point both within and outside its enterprise, creating significant ongoing staffing and resource requirements.  Files that are very large in size, such as three-dimensional computer-aided design files or check images, are often exchanged through unique addresses with specially-designed efficient infrastructure.  The management of large and bulk file exchange is often referred to as Managed File Transfer (“MFT”).   Gartner estimates that companies spent $748.1 million on B2B gateway software in 2011 and these expenditures are projected to reach in excess of $997.0 million in 2015, representing a CAGR of over 6.0% ( Gartner “Market Trends: Multi-enterprise/B2B Infrastructure Market, Worldwide, 2010-2015” by Fabrizio Biscotti, Paolo Malinverno, Benoit J. Lheureux and Thomas Skybakmoen, February 10, 2011 ).

Data Synchronization.  Data synchronization technologies are used to exchange product and price information between the suppliers of consumer products and the retailers that sell them.  Product information typically consists of brand, description, price, promotion, packaging, weight, tax and regulatory data for each stock keeping unit (“SKU”).   Historically, there has been a great deal of inaccuracy for product data in the supply chain which results in delays to new product introductions and high volumes of invoice discrepancies.  Software applications such as Product Information Management (“PIM”) are used by retailers and suppliers of consumer products to house the information about each SKU being sold.  Data pools and electronic catalogue services provide a network to exchange information between the retailer and supplier using a “publish and subscribe” model.  These data synchronization technologies have witnessed the greatest adoption within the U.S. apparel and general merchandise segment.  High levels of adoption have also been attained in the consumer packaged goods, food and beverage segments in Canada, Mexico, Australia and the U.S.

Marketing plan of operation

In order to begin generating revenue, during the next 12 months, we will focus on developing and implementing a marketing plan that integrates with our website. We believe that using the internet is a great marketing tool not only for providing information on our company, but also for scheduling product demonstrations and web based product sales. We registered the domain name www.nuvolapro.com and have developed a preliminary website.

We are working to expand the site to be more comprehensive and intend to have a fully developed website, capable of handling online sales and video based product demonstrations during the fourth quarter of 2014.

Nuvola’s revenue streams will require an improved web presence in addition to direct marketing to installers and service providers of smart home products and appliances. Below are the Marketing initiatives that we are currently working on, as well as an estimated timeline for completion and the estimated or anticipated costs associated with each.

•
Search engine optimization- we are currently working on inserting keywords that describe our in business in the Meta tags of the websites. This will help put our websites at the top of the search results. We expect this to be complete by the end of the fourth quarter of 2014. We estimate the cost to be mainly in time.

•
Including our web addresses (URL’s) in directories- we have begun to identify certain online and offline directories we would like to be included in. We expect to complete this by the end of the fourth quarter of 2014. While some directories are free of charge, others have a small fee. Overall this portion of our business plan may cost up to $200.

•
Making contacts online and in person with potential business owners and customers- we have been networking through personal networks and have been generally discussing our services. While we have not yet made any sales, we have fostered interest. This will be an ongoing initiative and there is no cost associated.

•
Developing website based video demonstrations- we have been developing the basic ideas for the video demonstrations, but have not yet filmed or posted anything. We expect this to be completed by the end of the first quarter of 2015. We plan on using personal equipment and post to the website using free online video services, so we estimate the cost to be about $100 to purchase small equipment we may need.

•
Facilitating and participating in online discussions - online blogs and discussion boards is one method we plan to use to foster interest in our product. There are boards about business-to-business cloud integration services and all other kinds of topics that we could participate in. We have not yet begun this process, and it will be an on-going initiative. The cost will be in time.

•
Trade show attendance – we are researching different trade shows locally that we could attend. This will be an on-going initiative and the cost per year may be about $500 - $1,000 depending on whether we simply attend or rent a booth.

•
Traditional print marketing campaigns- we are making the decision to print traditional brochures and flyers to hand out. We expect the first set of materials to be designed and printed by the end of the first quarter of 2015. We estimate the cost to be around $500.

Currently, our day-to-day operations include researching the best method for online advertising and finding the most applicable directories to include ourselves in. After funding our day to day operations will consist of maintaining the online presence we developed, and developing our sales processes. To date, all of operations have been limited to start up and developmental activities and we have not yet begun providing our services.

Competition

We face competition in the business-to-business technology solutions services industry by numerous companies whom are already established, have significantly longer operating histories and greater brand recognition as well as, greater financial, management, and other resources.

Our ability to compete successfully depends on multiple factors, both within and outside of our control. The principal factors are:

•	quality of service , including the reliability and quality of the services and solutions we offer;
•	technical functionality , including delivery of innovative solutions and our speed in developing and bringing to market the next generation of services and solutions;
•	global capabilities , including serving customers with operations in multiple countries;
•	price ; and
•	customer service , including our responsiveness, availability and flexibility.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Nuvola’s planned revenue streams will require an improved web presence and improved visibility within the public and private sectors. A major key factor in sales generation will be direct marketing and demonstrations given by Mr. Rassás.  His extensive technology knowledge and entrepreneur skills will be a key element to the marketing campaign.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s website (www.nuvolapro.com) will be Nuvola’s primary asset and key source of revenue generation. Currently, management is formulating its plan on how best to employ its resources to expanding and improving the website. We are working with web developers/consultants to add to the functionality of our site including:  e-commerce and state-of-the-art visitor tracking capabilities, increased content, forums, blogs, video demonstrations, optimization for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for the Nuvola brand. We have not yet recognized revenues from the website. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Working with graphic artist on a custom logo for Nuvola;
•	Development of our business plan; and
•	Development and implementation of our website.

Nuvola, is a recently established business, with offices at 8800 N. Gainey Center Dr., Suite 270, Scottsdale, AZ 85258.

Employees

We currently have 1 employee which is also an officer of the Company. We also have one independent contractor.

Independent Contractor Agreement

On May 1, 2014, we entered into an Independent Contractor Agreement with Card a Client LLC. Pursuant to the agreement we engaged Derrick Maines as Chief Technology Officer to render services of such, including, but not limited to, business development, software strategy, project management, media relations, software development process strategy and implementation, management of offshore and domestic development and design resources, customer presentations, review and documentation of processes and procedures, and delivery of updates, presentations, written reports, oral reports; and any and all other resulting work product. The term of the agreement is for one year beginning on May 1, 2014.

We agreed to compensate Mr. Maines as follows:

i.
Contractor in exchange for 60 hours of consulting services to the Company each calendar month will receive a monthly payment in cash of $2,500 billed at the end of each month and due to the Contractor within seven days,

ii.	Additional performance based consideration, in cash or shares of Nuvola stock, may be awarded to Contractor at the sole discretion of the Company's Board of Directors; and,
iii.
Any Stock-Based Compensation shall be subject to a re-sale restriction for Twelve (12) months from the date of vesting (“Lock-Up Period”). The Contractor shall be restricted from the sale or registration of any shares earned pursuant to the terms of the Agreement during the Lock-Up Period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the spin-off, we intend to enter into several agreements with Bollente to define our ongoing relationship with Bollente after the spin-off. These agreements, among other things, allocate responsibility for obligations arising before and after the distribution date, including, among others, obligations relating to our employees, various transition services and taxes. For more information about those agreements and our historical relationship with Bollente, see “Relationship with Bollente after the Spin-Off.”

The Company currently utilizes Bollente’s office space provided at no cost.

In December 2013, the Company received a loan from Bollente totaling $13,000.  The loan is unsecured and is due upon demand.

On May 1, 2014, the Company entered into a Software and Services License Agreement with Bollente. Pursuant to the agreement, Nuvola granted to Bollente, a non-exclusive, non-transferable license to use the cloud diagnostic software, database, and source code relating to the 5 SKU’s of trutankless® model water heaters (the “Software”). Bollente may use the Software for its own use. The term of the agreement is for one year beginning on May 1, 2014 and will continute thereafter unless terminated by written agreement by both parties. Bollente will pay Nuvola a monthly fee, due on the 1st of each month as follows:

•	1 to 4,999 Units $3,100 per month
•	5,000 to 9,999 Units $4,500 per month
•	10,000 to 24,999 Units $5,800 per month

RELATIONSHIP WITH BOLLENTE AFTER THE SPIN-OFF

Historical Relationship with Bollente

We are currently a wholly-owned subsidiary of Bollente. Our Company was incorporated in Nevada on November 21, 2013. As a result of this historical parent-subsidiary relationship, in the ordinary course of business, we have received various services provided by Bollente, including treasury, tax, legal and other services. Other than a promissory note for $13,000 and a Software and Services License Agreement, there are no other agreements between Bollente and Nuvola.

Bollente’s Distribution of Our Stock

Bollente will be our sole shareholder until completion of the spin-off. In the spin-off, Bollente is distributing its entire equity interest in us to its shareholders in a transaction that is intended to be tax free to Bollente and its U.S. shareholders. The spin-off is subject to a number of conditions, some of which are more fully described above under “The Spin-Off – Spin-Off Conditions and Termination.”

Agreements between Bollente and Us

In the discussion that follows, we have described the material provisions of agreements we intend to enter into with Bollente. The description of those agreements is not complete and is qualified by reference to the terms of agreements, the forms of which are included as exhibits to the registration statement on Form 10 of which this information statement is a part. We encourage you to read the full text of those agreements.

Separation and Distribution Agreement

The Separation and Distribution Agreement (the “Agreement”) will contain the key provisions relating to the spin-off, including provisions relating to the principal intercompany transactions required to effect the spin-off, the conditions to the spin-off and provisions governing the relationships between Bollente and Nuvola after the spin-off.

Distribution and Conditions to the Distribution. The Agreement is expected to provide that, on or prior to the distribution date for the spin-off:

•
the SEC has declared effective our registration statement on Form 10, under the Exchange Act, with no stop order in effect with respect to the Form 10, and this information statement shall have been mailed to Bollente’s stockholders as of the record date;

•
the actions and filings necessary under securities and blue sky laws of the states of the United States and any comparable laws under any foreign jurisdictions shall have been taken and become effective;

•
no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off shall be in effect and no other event outside Bollente’s or Nuvola’s control shall have occurred or failed to occur that prevents the consummation of the spin-off;

•	all material government approvals and material consents necessary, if any, to consummate the spin-off shall have been received and continue to be in full force and effect; and

•
no other events or developments shall have occurred that, in the judgment of the board of directors of Bollente, in its sole and absolute discretion, would result in the spin-off having a material adverse effect on Bollente or its shareholders.

Release of Liabilities, Indemnification and Insurance. The Agreement will contain provisions regarding the release of intercompany claims and liabilities, except liabilities specifically provided for in the Agreement.  Each company shall hold harmless each other, each member director, officers, heirs, executors, successors and assigns from and against all liabilities of each other.

Transition Services Agreement

On or before the distribution date, we and Bollente will enter into a transition services agreement under which Bollente will provide and/or make available various administrative services and assets to us, for the one-year period beginning on the distribution date. We anticipate the services Bollente will provide us will include:

•	administrative services; and
•	accounting services.

In consideration for such services, we will each pay fees to Bollente for the services provided, and those fees will generally be in amounts intended to allow Bollente to recover all of its direct and indirect costs incurred in providing those services.

The personnel performing services under the transition services agreement will be employees and/or independent contractors of Bollente and will not be under the direction or control of us.

The transition services agreement will also contain customary mutual indemnification provisions.

Any extension or renewal of the transition services agreement beyond the first year following the spin-off will be subject to the mutual agreement of Bollente and us.

Office Lease and Sublease

We and Bollente expect to enter into an agreement with respect to the sublease of office space following the spin-off. We expect that Bollente will sublease office space to us in Scottsdale, Arizona. The rental amounts under those lease and sublease arrangements will be priced at levels reflecting either market rates or a pro rata share of square footage utilized.

MANAGEMENT

The members of our Board of Directors serve without compensation until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Our executive officer is Mr. Jeffrey I. Rassás our President, Secretary, Treasurer and Director. Information as to the executive officers and director is as follows:

Name	Age	Title	Since
Jeffrey I. Rassás	52	President, Secretary, Treasurer and Director	November 21, 2013
Robertson J. Orr	40	Director	November 21, 2013

Duties, Responsibilities and Experience

Jeffrey I. Rassás, has served as President, Secretary, Treasurer, and a Director of Nuvola, Inc. since inception on November 21, 2013. From December of 2011 to present, Mr. Rassás has served as CEO of Airware Labs, Corp., where he successfully developed and implemented a turnaround plan which included rebranding, launch and retail distribution of the patented Class 1 Medical Nasal Dilator Device. From 2006 to 2001, Mr. Rassás served as CEO and President of YouChange Holdings Corp. (publicly traded/QRHC). Additionally, from 2006 to 2011, Mr. Rassás served as CEO and President of Global Alerts, holding company for Earth911.com and Pets911.com. As CEO, Mr. Rassás led the team that acquired Earth911.com, Pets911.com and AMBERalert.com from a local Arizona company in 2006, whereupon executing a new strategy; recruiting a new management team and successfully executing the company’s plan let to several of the divisions achieving national success and distinction and significantly higher values, and the successful sale of AMBERalert.com. Prior to Global Alerts, Mr. Rassás served as Co-Chairman and CEO of ImproveNet, Inc. (publicly traded/IMPV), which he acquired through a merger in 2002. Mr. Rassás’ strategic vision and execution led to industry recognition of the company as “Best of Web” by Money Magazine. In 2005, he sold the company to IAC/InterActiveCorp (IACI), the holding company of many popular websites such as LendingTree, Ask.com, Match.com, Citysearch.com, ServiceMagic.com, and Ticketmaster, delivering a substantial return on shareholder equity. From 1997-2001, Mr. Rassás served as founder, CEO and Chairman of the Board of publicly traded EBIZ Enterprises, a Linux solutions provider where he expanded company operations, yielding revenues in excess of $58 million. In addition, Mr. Rassás raised over $20 million and took the company public in 1998. A two-time finalist for Ernst & Young’s Entrepreneur of the Year award, Mr. Rassás has been a guest speaker at Thunderbird, the School of Global Management, serves on several outside boards including Chairman of the Board of BuilProof.com, and is a regular speaker at technology trade events around the nation.

Robertson J. Orr, has served as Director of Nuvola, Inc. since inception on November 21, 2013. Mr. Orr also serves as President, Treasurer, Secretary and Director of Bollente Companies Inc., a Nevada publicly traded company, since May 12, 2010.  Mr. Orr attended Arizona State University and graduated with a BA in Business Management.  In 1998, Mr. Orr assisted in the founding of bluemedia, Inc., a successful large format digital printing company based in Tempe, Arizona.  Mr. Orr led bluemedia to profitability 9 years ago while overseeing the company's sales department and business development, and since then the company has continued to grow by more than 28% annually. In 2005, Mr. Orr and his Partners in bluemedia started a non-traditional ad agency called Blind Society, which is responsible for the direct to consumer marketing efforts of companies like AT&T, K-Swiss, and Activision. In addition to his entrepreneurial successes, Mr. Orr has been involved with supporting numerous local charitable causes through his work with the Boys & Girls Clubs of Phoenix, St. Joseph the Worker, the MDA and the ADA. He is also on the Board of Directors for the Tempe Chamber of Commerce and is active in the Phoenix 40.

Board of Directors

Our board of directors currently consists of two directors. Our members of our board of directors do not qualify as “independent” according to the rules and regulations of the SEC and the New York Stock Exchange.

Committees of Our Board of Directors

We currently do not have standing audit, nominating and compensation committees’ board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors performs the same functions as an audit, nominating and compensation committee.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Rassás has not received any compensation, including plan or non-plan compensation, nor has either executive earned any compensation as of the date of this Report.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey I. Rassás President, Secretary, Director, & Treasurer
	2013	$0	$0	$0	$0	$0	$0	$0	$0
Robertson J. Orr Director
	2013	$0	$0	$0	$0	$0	$0	$0	$0

Future Compensation

Mr. Rassás has agreed to provide services to us without compensation until such time as either we have earnings from our revenue.  We have agreed to continue to defer the executive compensation without interest until we are in a position to pay the deferred salaries.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of two members. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, CA 92110.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this information statement, and as adjusted as if the spin-off shares have been distributed, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

We have based the percentage of class amounts set forth below on each indicated person’s beneficial ownership of Bollente common stock as of June 30, 2014, unless we indicate some other basis for the share amounts, and based on the distribution of one share of our common stock for every twenty shares of Bollente common stock outstanding. To the extent our directors and executive officers own shares of Bollente common stock at the time of the spin-off, they will participate in the distribution of shares of common stock in the spin-off on the same terms as other holders of Bollente common stock. Following the spin-off, we will have an aggregate of approximately 748,224 shares of common stock outstanding, based on approximately 14,964,470 shares of Bollente common stock outstanding on June 30, 2014. The number of shares beneficially owned by each stockholder, director or officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The mailing address for each of the directors and executive officers is c/o Nuvola, Inc., 8800 N. Gainey Center Dr., Suite 270, Scottsdale, Arizona 85258.

Name of Beneficial Owner	Number Of Shares	Percent
Jeffrey I. Rassás	25,000	3.3%
Robertson J. Orr	21,566	2.8%
Jim Burns & Lynn Burns JT TEN	55,000	7.3%

All Directors, Officers and Principle Stockholders as a Group	101,566	13.5%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each share of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Nuvola, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value. Holders of preferred stock have no voting rights. Holders of shares of preferred stock are not entitled to share in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  There are no outstanding preferred shares.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.

At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Nuvola, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Nuvola, Inc.  This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;
1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Nuvola will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in our articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•           any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•           for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Nuvola. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Nuvola in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Bollente as of December 31, 2013 2012 have been audited by DeJoya Griffith, LLC, an independent registered public accounting firm, as stated in their report appearing herein.

The financial statements of Nuvola as of December 31, 2013 have been audited by DeJoya Griffith, LLC, an independent registered public accounting firm, as stated in their report appearing herein

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Nuvola, Inc. Financials For the Period Ended June 3, 201 (Un-Audited)

BALANCE SHEETS	F-28
STATEMENTS OF OPERATIONS	F-29
STATEMENTS OF CASH FLOWS	F-30
NOTES TO FINANCIAL STATEMENTS	F-31 - F-34

Office Locations
 Las Vegas, NV
  New York, NY
    Pune, India

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Bollente Companies, Inc.

We have audited the accompanying consolidated balance sheets of Bollente Companies, Inc. (A Development Stage Company) (the "Company") and subsidiaries as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from inception (March 7, 2008) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bollente Companies, Inc. and subsidiaries as of December 31, 2013 and 2012 and the result of its operations and its cash flows for the years then ended and from inception (March 7, 2008) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
April 8, 2014.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(audited)

	December 31,	December 31,
	2013	2012

ASSETS

Current assets:
Cash	$4,329	$3,872
Prepaid expenses	24,761	100,362
Prepaid stock compensation	1,228,201	1,166,000
Total current assets	1,257,291	1,270,234

Other assets:
Security deposits	1,500	1,500
Trademarks	550	550
Website	58,598	3,500
Total other assets	60,648	5,550

Total assets	$1,317,939	$1,275,784

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$76,769	$28,598
Accrued salaries - related party	10,869	9,169
Accrued payroll taxes	11,891	11,891
Notes payable - related party	500,450	450
Accrued interest payable	-	221
Accrued interest payable - related party	1,599	5,153
Line of credit - related party	49,051	17,936
Notes payable, net of unamortized debt discount of $0	30,250	30,250
Total current liabilities	680,879	103,668

Long-term liabilities:
Notes payable - related party	-	500,000
Total long-term liabilities	-	500,000

Total liabilities	680,879	603,668

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding
as of December 31, 2013 and December 31, 2012, respectively	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,242,460 and 8,152,460 shares issued and outstanding
as of December 31, 2013 and December 31, 2012, respectively	10,243	8,153
Additional paid-in capital	7,010,353	3,928,580
Subscriptions payable	94,850	7,500
Deficit accumulated during development stage	(6,478,386)	(3,272,117)
Total stockholders' equity	637,060	672,116

Total liabilities and stockholders' equity	$1,317,939	$1,275,784
See Accompanying Notes to Financial Statements.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(audited)

			Inception
			(March 7, 2008)
	For the years ended		to
	December 31,		December 31,
	2013	2012	2013

Revenue	$-	$-	$-

Operating expenses:
General and administrative	130,294	47,925	257,189
General and administrative - related party	22,100	-	22,100
Executive compensation	123,600	154,776	521,302
Product development - related party	-	-	336,014
Research and development	301,801	45,550	406,881
Professional fees	2,583,814	878,477	4,777,586

Total operating expenses	3,161,609	1,126,728	6,321,072

Other expenses:
Interest expense - related party	(44,402)	(43,382)	(125,454)
Interest expense	(258)	(3,100)	(31,860)

Total other expenses	(44,660)	(46,482)	(157,314)

Net loss	$(3,206,269)	$(1,173,210)	$(6,478,386)

Net loss per common share - basic	$(0.38)	$(0.17)

Weighted average number of common shares	8,406,764	6,789,145
outstanding - basic
See Accompanying Notes to Financial Statements.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(audited)

								Deficit
								Accumulated
					Additional			During	Total
	Preferred Shares		Common Shares		Paid-In	Subscriptions	Subscriptions	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Payable	Stage	Equity (Deficit)
March 7, 2008
Issuance of common stock for cash on organization of the Company	-	$-	150,000	150	7,350	-	-	-	7,500

March 14, 2008
Issuance of common stock for professional fees			20,000	20	9,980				10,000

September 30, 2008
Issuance of common stock for cash, net offering costs			110,000	110	49,890	(500)			49,500

Net loss								(77,464)	(77,464)

Balance, December 31, 2008	-	$-	280,000	280	67,220	(500)	-	(77,464)	(10,464)

March 4, 2009
Donated capital					1,000				1,000

October 27, 2009
Issuance of common stock for cash			16,762	17	214,515				214,532

November 2, 2009
Cash received for sale of common stock							50,000		50,000

December 17, 2009
Cash received for sale of common stock							30,000		30,000

December 31, 2009
Expenses paid for by an officer of the Company					2,555				2,555

Net loss								(346,637)	(346,637)

Balance, December 31, 2009	-	$-	296,762	297	285,290	(500)	80,000	(424,101)	(59,014)

February 9, 2010
Issuance of common stock for services			10,000	10	194,990				195,000

February 28, 2010
Donated capital					3,555				3,555

March 3, 2010
Issuance of warrants for services					308,176				308,176

March 22, 2010
Issuance of common stock for services			1,000	1	14,999				15,000

May 5, 2010
Issuance of common stock for cash			11,967	12	122,988	500	(80,000)		43,500

June 9, 2010
Issuance of common stock for services			35,000	35	174,965				175,000

June 17, 2010
Issuance of common stock for services			20,000	20	79,980				80,000

July 1, 2010
Shares issuable for services							25,000		25,000

October 1, 2010
Shares issuable for services							25,000		25,000

December 31, 2010
Recapitalization for merger with Bollente, Inc.					34,275				34,275

Net loss								(1,021,222)	(1,021,222)

Balance, December 31, 2010	-	$-	374,729	375	1,219,218	-	50,000	(1,445,323)	(175,730)

February 17, 2011
Issuance to settle accounts payable			250,000	250	137,250				137,500

February 24, 2011
Deemed distribution					(516,563)				(516,563)

May 1, 2011
Issuance for employment agreement			50,000	50	39,950				40,000

May 16, 2011
Recapitalization for merger with Bollente, Inc.			4,707,727	4,708	(4,708)				-

June 21, 2011
Issuance for consulting services			375,000	375	299,625				300,000

September 30, 2011
Issuance for cash			400,000	400	99,600				100,000

September 30, 2011
Issuance for subscriptions payable			10,000	10	49,990		(50,000)		-

September 30, 2011
Issuance for enticement related to note payable			30,000	30	6,570		-		6,600

November 17, 2011
Issuance for consulting services			100,000	100	149,900				150,000

November 30, 2011
Shares issuable for employment agreement							164,000		164,000

December 31, 2011
Issuance for cash			100,000	100	24,900				25,000

December 31, 2011
Issuance for consulting services			100,000	100	104,900				105,000

Net loss								(653,584)	(653,584)

Balance, December 31, 2011	-	$-	6,497,456	6,498	1,610,632	-	164,000	(2,098,907)	(317,777)

February 29, 2012
Shares issuable for employment agreement							50,500		50,500

March 19, 2012
Issuance for subscriptions payable			150,000	150	214,350		(214,500)		-

March 31, 2012
Issuance for cash			50,000	50	24,950				25,000

April 30, 2012
Issuance for cash			120,000	120	59,880				60,000

May 29, 2012
Issuance for consulting services			120,000	120	191,880				192,000

May 31, 2012
Issuance for cash			30,000	30	14,970				15,000

May 31, 2012
Shares issuable for employment agreement			-	-	-		24,000		24,000

August 31, 2012
Issuance for cash			50,000	50	24,950				25,000

August 31, 2012
Shares issuable for employment agreement			-	-	-		28,350		28,350

September 28, 2012
Issuance for consulting services			30,000	30	74,970				75,000

September 28, 2012
Issuance for subscriptions payable			30,000	30	52,320		(52,350)		-

October 31, 2012
Issuance for consulting services			10,000	10	24,990				25,000

October 31, 2012
Issuance for cash			550,000	550	274,450				275,000

November 30, 2012
Issuance for consulting services			500,000	500	1,324,500				1,325,000

November 30, 2012
Issuance for employment agreement			15,000	15	23,235				23,250

December 31, 2012
Shares issuable for cash							7,500		7,500
Prior period adjustment					12,503				12,503

Net loss								(1,173,210)	(1,173,210)

Balance, December 31, 2012	-	$-	8,152,456	$8,153	$3,928,580	$-	$7,500	$(3,272,117)	$672,116

December 31, 2013
Issuance for cash			590,000	590	351,910		42,500		395,000

December 31, 2013
Issuance for employment agreement			45,000	45	66,705		44,850		111,600

December 31, 2013
Issuance for consulting services			1,195,000	1,195	2,532,655				2,533,850

December 31, 2013
Issuance for debt conversion			260,000	260	130,503				130,763

December 31, 2013
Net loss								(3,206,269)	(3,206,269)

Balance, December 31, 2013	-	$-	10,242,456	$10,243	$7,010,353	$-	$94,850	$(6,478,386)	$637,060
See Accompanying Notes to Financial Statements.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(audited)

			Inception
			(March 7, 2008)
	For the years ended		to
	December 31,		December 31,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,206,269)	$(1,173,210)	$(6,478,386)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	2,471,649	267,000	2,788,649
Shares issued for employment agreement	111,600	126,100	441,700
Shares issued for prepaid stock compensation	-	553,375	1,214,000
Warrants issued for services	-	-	308,176
Write-off of inventory deposit	-	-	21,000
Non-cash financing cost	-	-	22,056
Amortization of deferred financing cost	-	1,980	6,600
Amortization of debt discount	-	900	3,000
Accrued rent expense - related party line of credit	42,000	42,000	42,000
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	75,601	(100,199)	(31,761)
Decrease in other receivables	-	-	(14,000)
(Increase) in security deposits	-	-	(1,500)
Increase in accounts payable	48,172	(37,162)	161,691
Increase in accounts payable - related party	-	-	343
Increase in accrued salaries - related party	1,700	(17,352)	10,869
Increase in accrued payroll taxes	-	8,831	11,891
Increase in deferred revenue	-	-	14,235
(Decrease) Increase in accrued interest payable	-	621	621
Increase in accrued interest payable - related party	(3,013)	1,869	2,140

Net cash used in operating activities	(458,560)	(325,247)	(1,476,676)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase trademarks	-	-	(550)
Purchase website costs	(55,098)	(3,500)	(58,598)
Payments for due from related party	-	-	(44,372)
Repayments from due from related party	-	-	40,000

Net cash used in investing activities	(55,098)	(3,500)	(63,520)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	131,500	200	145,622
Repayments of notes payable - related party	(1,500)	-	(3,050)
Proceeds from line of credit - related party	46,200	26,500	173,470
Repayments of line of credit - related party	(57,085)	(102,445)	(166,419)
Proceeds from notes payable	-	-	41,760
Repayments for notes payable	-	-	(2,750)
Proceeds from sale of common stock, net of offering costs	395,000	407,500	1,348,782
Donated capital	-	-	7,110

Net cash provided by financing activities	514,115	331,755	1,544,525

NET CHANGE IN CASH	457	3,008	4,329

CASH AT BEGINNING OF YEAR	3,872	864	-

CASH AT END OF YEAR	$4,329	$3,872	$4,329

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$41,111	$75,497
Income taxes paid	$-	$-	$-

Non-cash investing and financing activities:
Reclass accounts payable related party to accounts payable	$-	$-	$343
Reclass notes payable related party to notes payable	$-	$-	$11,760
Shares issued as settlement of accounts payable	$-	$-	$115,718
Shares issued for prepaid stock compensation	$1,228,201	$1,350,000	$1,941,225
Warrants issued for services	$-	$-	$308,176
Deemed distribution to majority shareholder	$-	$-	$(516,563)
See Accompanying Notes to Financial Statements.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on March 7, 2008 (Date of Inception) under the laws of the State of Nevada, as Alcantara Brands Corporation. On October 5, 2010, the Company amended its articles of incorporation and changed its name to Bollente Companies, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is involved in research and development of a new high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.

Principles of consolidation
The consolidated financial statements include the accounts of Bollente Companies, Inc. and its wholly owned subsidiaries. On May 16, 2010, the Company acquired 100% of the outstanding stock of Bollente, Inc. On the date of acquisition, Bollente, Inc. was 2.78% owned and controlled 100% by Robertson J. Orr, a majority shareholder and officer and director of Bollente Companies, Inc. and the acquisition was accounted for by means of a pooling of the entities from the date of inception of Bollente Companies, Inc. on March 7, 2008 because the entities were under common control. On November 21, 2013, the Company formed a wholly owned subsidiary, Nuvola, Inc. All significant inter-company transactions and balances have been eliminated.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes. The Company plans to commence amortization upon completion and release of the Company’s fully operational website in 2014.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Stock-based compensation
The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition
The Company's revenues are anticipated to be derived from multiple sources. Primarily revenues will be earned upon shipment of products.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were $43,322 and $0 advertising costs included in general and administrative expenses for the years ended December 31, 2013 and 2012.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2013 and 2012, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2013 and 2012, no income tax expense has been incurred.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013 and 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Reclassifications
Certain reclassifications have been made to the prior quarters’ financial statements to conform to the current quarter presentation. These reclassifications had no effect on previously reported results of operations. The Company reclassified payroll and compensation to its executive from general and administrative expense to executive compensation. The company also reclassified interest payable – related party to interest payable, as the loan holder is no longer considered a related party.

Recent pronouncements
The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (March 7, 2008) through the period ended December 31, 2013 of ($6,478,386). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PREPAID STOCK COMPENSATION

During the month ended November 30, 2012, the Company issued a total of 500,000 shares of common stock as part of a consulting agreements totaling $1,325,000. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and is being amortized over one year which is the related service period of the respective agreements. For the year ended December 31, 2013, the Company expensed $1,166,000 as professional fees with a remaining prepaid expense amount totaling $0 at December 31, 2013. The balance at December 31, 2012 was $1,166,000.

During the quarter ended September 30, 2013, the Company issued a total of 1,065,000 shares of common stock as part of a consulting agreements totaling $2,176,000. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and is being amortized over 6 months to one year which is the related service period of the respective agreements. For the year ended December 31, 2013, the Company expensed $986,442 as professional fees with a remaining prepaid expense amount totaling $1,189,558 at December 31, 2013. The balance at December 31, 2012 was $0.

During the quarter ended December 31, 2013, the Company issued a total of 15,000 shares of common stock as part of a consulting agreements totaling $45,850. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and is being amortized over one year which is the related service period of the respective agreements. For the year ended December 31, 2013, the Company expensed $2,068 as professional fees with a remaining prepaid expense amount totaling $38,643 at December 31, 2013. The balance at December 31, 2012 was $0.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 4 – WEBSITE

Website consists of the following at:

	December 31, 2013	December 31, 2012

Website	$58,598	$3,500

Less: Accumulated amortization	-	-

Website, net	$58,598	$3,500

Amortization expense for the years ended December 31, 2013 and 2012 was $0 and $0, respectively.

NOTE 5 – NOTES PAYABLE – RELATED PARTY

Notes payable consist of the following at:

	December 31, 2013	December 31, 2012

Note payable to an officer, director and shareholder, unsecured, 0% interest, due upon demand	$450	$450

Note payable with a shareholder, unsecured, 0% interest, due upon demand	-	-

Note payable with a shareholder, unsecured, 5% interest, due February 2015	500,000	-

Notes Payable – Current	$500,450	$450

	December 31, 2013	December 31, 2012
Line of credit for up to $150,000, from a shareholder, unsecured, 5% interest, due December 2014	$49,051	$17,936

Line of credit – Current	$49,051	$17,936

During the year ended December 31, 2013, the note payable was reclassified to current liabilities from long term liabilities.

During December 2013, the Company and the lender agreed to extend the due date of the line of credit to December 2014.

Interest expense for the years ended December 31, 2013 and 2012 was $44,402 and $43,382, respectively.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 6 – NOTES PAYABLE

	December 31, 2013	December 31, 2012
Note payable to an unrelated third party, unsecured, due May 2012, in default as of June 30, 2013	$30,250	$30,250

Unamortized debt discount	-	-

Notes Payable – Current	$30,250	$30,250

During December 2013, the Company and the lender agreed to convert $15,250 of the principal balance into 15,250 shares of common stock. As of December 31, 2013, the shares have not been issued.

Interest expense, including the amortization of the debt discount and the amortization of the deferred financing cost for the years ended December 31, 2013 and 2012 was $0 and $900, respectively.

NOTE 7 – LONG TERM NOTES PAYABLE – RELATED PARTY

Notes payable consists of the following at:

	December 31, 2013	December 31, 2012
Note payable with a shareholder, unsecured, 5% interest, due February 2015	$-	$500,000

Notes Payable – Long Term	$-	$500,000

During the year ended December 31, 2013, the note payable was reclassified to current liabilities from long term liabilities.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

On May 11, 2009, the Company effected a 10-for-1 forward stock split of its $0.001 par value common stock. On October 22, 2010, the Company effected a 1-for-50 reverse stock split of its $0.001 par value common stock.

All shares and per share amounts have been retroactively restated to reflect the split discussed above.

Common stock
On February 5, 2010 and March 9, 2010, the Company received cash totaling $25,000 from an investor for the purchase of 2,500 shares of common stock. On May 5, 2010, the shares were issued.

On February 9, 2010, the Company executed a consulting agreement for an initial period of six months with automatically renewed six month terms. The compensation for this agreement was 10,000 shares of common stock. On February 18, 2010, the shares were issued.

On March 12, 2010, the Company received cash of $18,000 from an investor for the purchase of 1,800 shares of common stock. On May 5, 2010, the shares were issued.

During the three months ended March 31, 2010, an officer, director and shareholder of the Company paid for expenses totaling $3,555 on behalf of the Company. The officer does not expect to be repaid for these expenses and have been recorded to additional paid in capital.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 8 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common stock (continued)
On April 26, 2010, the Company issued 1,000 shares of common stock for consulting services totaling $15,000 to be performed over a period of six months. The shares were valued according to the fair value of the common stock.

During the three months ended June 30, 2010, the Company issued a total of 11,967 shares of common stock for cash received during the year ended December 31, 2009 and the three months ended March 31, 2010. The Company recorded the transaction as a reduction of subscriptions payable of $123,000.

During the three months ended June 30, 2010, the Company received $500 from an investor and reduced the balance of subscriptions receivable.

On June 3, 2010, the Company agreed to issue 15,000 shares of common stock for consulting services totaling $75,000 to be performed over a period of six months. The shares were valued according to the fair value of the common stock. On June 25, 2010, the shares were issued.

On June 9, 2010, the Company agreed to issue 20,000 shares of common stock for consulting services totaling $100,000 to be performed over a period of six months. The shares were valued according to the fair value of the common stock. On June 25, 2010, the shares were issued.

On June 9, 2010, the Company agreed to issue 20,000 shares of common stock for consulting services totaling $80,000 to be performed over a period of six months. The shares were valued according to the fair value of the common stock. On June 25, 2010, the shares were issued.

On February 17, 2011, the Company agreed to issue 30,000 shares of common stock issued in connection with a promissory note. The shares were valued according to the fair value of the common stock at $6,600, the value was capitalized as deferred financing cost and will be amortized until date of maturity which is May 2012. During the quarter ended September 30, 2011, the shares were issued and $6,600 was reduced from stock payable.

On March 23, 2011, the Company issued 250,000 shares of common stock to settle account payable totaling $115,718. The shares were valued according to the fair value of the common stock as of March 7, 2011. The fair value of the shares exceeded the value of the accounts payable by $21,782 which was recorded in the statement of operations as interest expense.

On May 1, 2011, the Company issued 50,000 shares of common stock to an officer, director and shareholder of the Company as part of his employment agreement totaling $40,000. The shares were valued according to the fair value of the common stock as of May 31, 2011.

On May 16, 2011, the Company issued a total of 4,707,727 shares of common stock for the acquisition of Bollente, Inc.

On June 21, 2011, the Company issued a total of 375,000 shares of common stock issued as part of consulting agreements with various entities and individuals totaling $300,000. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and will be amortized over one year which is the related service period of the respective agreements.

On August 31, 2011, the Company recorded a stock payable totaling $87,500 for 50,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of August 31, 2011.

On September 30, 2011, the Company issued 10,000 shares of common stock to a consultant for services rendered. The fair value of the shares were recorded in the period that the shares were earned which totaled $50,000. The Company reduced the balance in stock payable by $50,000 when the shares were issued.

During the three months ended September 30, 2011, the Company issued a total of 400,000 shares of common stock for cash of $100,000.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 8 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common stock (continued)
On November 17, 2011, the Company issued 100,000 shares of common stock issued as part of a consulting agreement totaling $150,000. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and will be amortized over one year which is the related service period of the respective agreements.

On November 30, 2011, the Company recorded a stock payable totaling $76,500 for 50,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of November 30, 2011.

On December 12, 2011, the Company issued a total of 100,000 shares of common stock for cash of $25,000.

On February 29, 2012, the Company recorded a stock payable totaling $50,500 for 50,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of February 29, 2012. The shares were issued on March 31, 2012, along with the 100,000 shares valued at $164,000 recorded as payable in during 2011.

During the three months ended March 31, 2012, the Company sold a total of 70,000 shares of common stock to three investors for cash totaling $35,000. Of the total, the Company issued a total of 50,000 shares of common stock. The remaining 20,000 shares were issued on April 26, 2012.

During the three months ended June 30, 2012, the Company sold a total of 130,000 shares of common stock to two investors for cash totaling $65,000.

On May 29, 2012, the Company issued 120,000 shares of common stock to consultant as a bonus which was part of his consulting agreement. The shares were valued according to the fair value of the common stock as of May 29, 2012.

On May 31, 2012, the Company recorded a stock payable totaling $24,000 for 15,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of May 31, 2012. The shares were issued on September 28, 2012 and the balance in stock payable was reduced to $0.

During the three months ended September 30, 2012, the Company sold 50,000 shares of common stock to an investor for cash totaling $25,000.

On August 31, 2012, the Company recorded a stock payable totaling $38,350 for 15,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of August 31, 2012. The shares were issued on September 28, 2012 and the balance in stock payable was reduced to $0.

On September 28, 2012, the Company issued 30,000 shares of common stock to consultant as a bonus which was part of his consulting agreement. The shares were valued according to the fair value of the common stock as of September 28, 2012.

On October 1, 2012, the Company issued 100,000 shares of common stock issued as part of a consulting agreement totaling $25,000. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and will be amortized over one year which is the related service period of the respective agreements.

During the month ended October 31, 2012, the Company sold 550,000 shares of common stock to several investors for cash totaling $275,000.

During the month ended November 30, 2012, the Company issued a total of 500,000 shares of common stock issued as part of a consulting agreements totaling $1,325,000. The shares were valued according to the fair value of the common stock. The value of the shares was recorded as prepaid expense and will be amortized over one year which is the related service period of the respective agreements.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 8 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common stock (continued)
On November 30, 2012, the Company issued 15,000 shares of common stock to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of November 30, 2012.

During the month ended December 31, 2012, the Company sold 15,000 shares of common stock to an investor for cash totaling $7,500. As of the date of this filing, the shares have not been issued and are recorded to stock payable.

On February 28, 2013, the Company recorded a stock payable totaling $26,250 for 15,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of February 28, 2013. The shares were issued in August 2013.

On March 31, 2013, the Company recorded a stock payable totaling $9,500 for 10,000 shares of common stock owed to consultant as part of his consulting agreement. The shares were valued according to the fair value of the common stock as of March 31, 2013. The shares were issued in August 2013.

On May 31, 2013, the Company recorded a stock payable totaling $18,750 for 15,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of May 31, 2013. The shares were issued in August 2013.

On July 21, 2013, the Company issued 100,000 shares of common stock for consulting services totaling $230,000 to be performed over a period of one year. The shares were valued according to the fair value of the common stock.

On August 6, 2013, the Company issued 250,000 shares of common stock for consulting services totaling $500,000 to be performed over a period of one year. The shares were valued according to the fair value of the common stock.

On August 14, 2013, the Company issued 250,000 shares of common stock for consulting services totaling $500,000 to be performed over a period of six months. The shares were valued according to the fair value of the common stock.

On August 15, 2013, the Company issued a total of 415,000 shares of common stock for the amendment of an existing consulting agreement and to extend the services from November 2013 to April 2014 totaling $830,000 to be performed over a period of five and a half months. The shares were valued according to the fair value of the common stock.

On August 15, 2013, the Company issued 20,000 shares of common stock owed to consultant as part of his consulting agreement. The shares were valued according to the fair value of the common stock as of August 15, 2013.

On August 31, 2013, the Company recorded a stock payable totaling $21,750 for 15,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of August 31, 2013. The shares were issued on December 10, 2013 and stock payable was reduced by $21,750.

On September 2, 2013, the Company issued 260,000 shares of common stock in exchange for a settlement of debt with a related party. The related party is a shareholder of the Company. The principal amount of the debt was $130,000 and the accrued interest was $542. Since the settlement of debt was with a related party, the Company treated this as a capital transaction and no gain on the debt settlement was recorded.

On September 6, 2013, the Company issued 50,000 shares of common stock for consulting services totaling $116,000 to be performed over a period of six months. The shares were valued according to the fair value of the common stock.

During September 2013, the Company issued a total of 250,000 shares of common stock for cash received of $125,000.

On September 30, 2013, the Company issued 10,000 shares of common stock owed to consultant as part of his consulting agreement. The shares were valued according to the fair value of the common stock as of September 30, 2013.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 8 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common stock (continued)
On October 7, 2013, the Company issued 5,000 shares of common stock for consulting services totaling $15,850 to be performed over a period of one year. The shares were valued according to the fair value of the common stock.

On November 19, 2013, the Company issued 10,000 shares of common stock for consulting services totaling $30,000 to be performed over a period of one year. The shares were valued according to the fair value of the common stock.

On November 30, 2013, the Company recorded a stock payable totaling $44,850 for 15,000 shares of common stock owed to an officer, director and shareholder of the Company as part of his employment agreement. The shares were valued according to the fair value of the common stock as of November 30, 2013. The shares were unissued as of December 31, 2013 and are recorded in stock payable.

On December 10, 2013, the Company issued 75,000 shares of common stock for a bonus for consulting services totaling $232,500. The shares were valued according to the fair value of the common stock.

During the three months ended December 31, 2013, the Company sold a total of 390,000 shares of common stock for cash received of $270,000. As of December 31, 2013, the Company had 50,000 shares of common stock that was unissued and recorded $50,000 to stock payable.

NOTE 9 – WARRANTS

The following is a summary of the status of all of the Company’s stock warrants as of December 31, 2013 and 2012 and changes during the years ended on that date:

	Number of Warrants	Weighted-Average Exercise Price
Outstanding at January 1, 2012	20,000	$15.50
Granted	-	$0.00
Exercised	-	$0.00
Cancelled	-	$0.00
Outstanding at December 31, 2012	20,000	$15.50
Granted	-	$0.00
Exercised	-	$0.00
Cancelled	(20,000)	$15.50
Outstanding at December 31, 2013	-	$0.00
Warrants exercisable at December 31, 2013	-	$0.00
Warrants exercisable at December 31, 2012	20,000	$15.50

NOTE 10 – INCOME TAXES

At December 31, 2013 and 2012, the Company had a federal operating loss carryforward of $1,694,205 and $1,071,185, which begins to expire in 2028.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 10 – INCOME TAXES (CONTINUED)

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2013 and 2012:

	2013	2012
Deferred tax assets:
Net operating loss carryforward	$592,972	$374,915
Total deferred tax assets	592,972	374,915
Less: Valuation allowance	(592,972)	(374,915)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2013 and 2012 was $592,972 and $374,915, respectively, which will begin to expire 2028. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013 and 2012 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2013 and 2012:

	2013	2012
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(0.00)%	(0.00)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

NOTE 11 – AGREEMENTS

Lease agreement
On January 3, 2013, the Company executed a sublease agreement with Perigon Companies, LLC, a related party. The lease term is one year at a rate of $3,500 per month. The Company paid a refundable security deposit of $1,500. Rent expense for the years ended December 31, 2013 and 2012 was $42,000 and $42,000, respectively.

Employment agreement
Effective March 1, 2013, the Company entered into an amended employment agreement with the President of the Company. The officer will receive annual compensation of $12,000 due monthly. Additionally, the Company will issue 15,000 shares of common stock per quarter starting from the three months ended May 31, 2013. Stock based compensation expense for the years ended December 31, 2013 and 2012 was $111,600 and $126,100, respectively.

NOTE 12 – PRIOR PERIOD ADJUSTMENT

During the year ended December 31, 2013, the management of the Company discovered documentation and realized that they should have adjusted off liabilities due to a related party to additional paid in capital when the forgiveness of debt was signed during 2011. The Company has corrected the error during 2013 and presented the December 31, 2012 balance sheet with the correction. There is no need to restate the prior period financial statements because the changes were immaterial to the overall financial statements.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 12 – PRIOR PERIOD ADJUSTMENT (CONTINUED)

BALANCE SHEET	As Originally	Adjustments	As
AS OF DECEMBER 31, 2012	Filed	Increase/(Decrease)	Restated

ASSETS:
Cash	$3,872	$-	$3,872
Prepaid expenses	100,362	-	100,362
Prepaid stock compensation	1,166,000	-	1,166,000
Deferred financing cost, net	-	-	-
Security deposits	1,500	-	1,500
Trademarks	550	-	550
Website	3,500	-	3,500
TOTAL ASSETS	$1,275,784	$-	$1,275,784

LIABILITIES:
Accounts payable	$28,941	$(343)	$28,598
Accrued salaries - related party	9,169	-	9,169
Accrued payroll taxes	11,891	-	11,891
Notes payable - related party	450	-	450
Accrued interest payable	621	(400)	221
Accrued interest payable - related party	5,153	-	5,153
Line of credit - related party	17,936	-	17,936
Notes payable	42,010	(11,760)	30,250
Long term notes payable - related party	500,000	-	500,000

EQUITY:
Preferred stock	-		-
Common stock	8,153	-	8,153
Additional paid in capital	3,916,077	12,503	3,928,580
Subscriptions payable	7,500	-	7,500
Deficit accumulated during development stage	(3,272,117)		(3,272,117)
TOTAL LIABILITIES AND EQUITY	$1,275,784	$-	$1,275,784

NOTE 13 – SUBSEQUENT EVENTS

In January 2014, the Company renewed its sublease with Perigon Companies, LLC at the same terms as the prior sublease agreement except for the new location.

In February 2014, the Company and the lender agreed to extend the due date of the loan for $500,000 for an additional year and will be due in Feb 2015.

In February 2014, the Company repaid $15,000 on the note payable. The remaining balance of $15,250 will be satisfied once the Company issues 15,250 shares of common stock. As of the date of this report no shares related to this agreement have been issued.

In March 2014, the Company executed an employment agreement with the President of the Company. The officer will receive annual compensation of $75,000 due monthly. The officer can choose to receive the compensation in cash or in shares of common stock at $1 per share. Additionally, the Company will issue 60,000 shares of common stock upon execution of the agreement and 30,000 shares of common stock per quarter starting from the three months ended May 31, 2014. As of the date of this report no shares related to this agreement have been issued.

BOLLENTE COMPANIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(AUDITED)

NOTE 13 – SUBSEQUENT EVENTS (CONTINUED)

In March 2014, the Company executed two consulting agreements for a period of one year and agreed to issue a total of 350,000 shares of common stock to the consultants. 350,000 shares have not yet been issued as of the date of this report.

In March 2014, the Company executed two consulting agreements for a period of two year and issued a total of 200,000 shares of common stock to the consultants.

In March 2014, the Company and the lender agreed to settle $275,000 in principal in exchange for 1,100,000 shares of common stock. As of the date of this report these shares have not yet been issued.

During the three months ended March 31, 2014, the Company sold 1,607,999 shares of common stock in exchange for $1,607,999. As of the date of this report 1,476,910 shares related to these subscriptions have been issued.

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Nuvola, Inc.

We have audited the accompanying balance sheet of Nuvola, Inc. (A Development Stage Company) (the "Company") as of December 31, 2013 and the related statement of operations, stockholders’ (deficit), and cash flows for the period from inception (November 21, 2013) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuvola, Inc. as of December 31, 2013 and the result of its operations and its cash flows for the period from inception (November 21, 2013) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
April 30, 2014.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(audited)

December 31,
2013

ASSETS

Current assets:
Cash	$3,000
Total current assets	3,000

Total assets	$3,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Notes payable - related party	13,000
Total current liabilities	13,000

Total liabilities	13,000

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding
as of December 31, 2013	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 500,000 shares issued and outstanding
as of December 31, 2013	500
Additional paid-in capital	-
Deficit accumulated during development stage	(10,500)
Total stockholders' (deficit)	(10,000)

Total liabilities and stockholders' (deficit)	$3,000

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(audited)

Inception
(November 21, 2013)
to
December 31,
2013

Revenue	$-

Operating expenses:
General and administrative	500
Professional fees	10,000

Total operating expenses	10,500

Net loss	$(10,500)

Net loss per common share - basic	$(0.02)

Weighted average number of common shares
outstanding - basic and fully diluted	500,000

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT)
(audited)

						Deficit
						Accumulated
					Additional	During	Total
	Preferred Shares		Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
November 21, 2013
Issuance of common stock for incorporation costs	-	$-	500,000	500	-	-	500

Net loss						(10,500)	(10,500)

Balance, December 31, 2013	-	$-	500,000	$500	$-	$(10,500)	$(10,000)

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(audited)

Inception
(November 21, 2013)
to
December 31,
2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,500)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for incorporation costs	500

Net cash used in operating activities	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	$13,000

Net cash provided by financing activities	13,000

NET CHANGE IN CASH	3,000

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$3,000

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Non-cash investing and financing activities:
Shares issued for incorporation costs	$500

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on November 21, 2013 (Date of Inception) under the laws of the State of Nevada, as Nuvola, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is a premier provider cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition
The Company's revenues are anticipated to be derived from multiple sources.  Primarily revenues will be earned as services are rendered.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were $0 advertising costs included in general and administrative expenses for the period of inception (November 21, 2013) to December 31, 2013.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2013, no income tax expense has been incurred.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Recent pronouncements
The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (November 21, 2013) through the period ended December 31, 2013 of ($10,500). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – NOTES PAYABLE – RELATED PARTY

December 31, 2013
Note payable to a related party which is the parent corporation, unsecured, due upon demand	$13,000

Notes Payable – Current	$13,000

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

Common stock
On November 21, 2013, the parent corporation paid for incorporation costs totaling $500 for the purchase of 500,000 shares of common stock.

NOTE 5 – INCOME TAXES

At December 31, 2013, the Company had a federal operating loss carryforward of $10,500 which begins to expire in 2033.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2013:

2013
Deferred tax assets:
Net operating loss carryforward	$3,675
Total deferred tax assets	3,675
Less: Valuation allowance	(3,675)
Net deferred tax assets	$-

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 5 – INCOME TAXES (CONTINUED)

The valuation allowance for deferred tax assets as of December 31, 2013 was $3,675, which will begin to expire 2033.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2013:

2013
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NUVOLA, INC.
BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2014	2013

ASSETS

Current assets:
Cash	$155	$3,000
Total current assets	155	3,000

Total assets	$155	$3,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$92,500	$-
Notes payable - related party	73,100	-
Convertible notes payable	150,000	13,000
Convertible notes payable - related party	520	-
Total current liabilities	316,120	13,000

Total liabilities	316,120	13,000

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding
as of March 31, 2014 and December 31, 2013	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 500,000 shares issued and outstanding
as of March 31, 2014 and December 31, 2013	500	500
Additional paid-in capital	-	-
Notes receivable - related party	(135,000)	-
Retained (deficit)	(181,465)	(10,500)
Total stockholders' (deficit)	(315,965)	(10,000)

Total liabilities and stockholders' (deficit)	$155	$3,000

See accompanying notes to financial statements.

NUVOLA, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the	For the
	three months	six months
	ended	ended
	June 30,	June 30,
	2014	2014

Revenue	$6,200	$6,200

Operating expenses:
General and administrative	3,060	3,060
Professional fees	19,105	174,105

Total operating expenses	22,165	177,165

Net loss	$(15,965)	$(170,965)

Net loss per common share - basic	$(0.03)	$(0.34)

Weighted average number of common shares
outstanding - basic and fully diluted	500,000	500,000

See accompanying notes to financial statements.

`
STATEMENTS OF CASH FLOWS
(unaudited)

For the
six months
ended
June 30,
2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss`	$(170,965)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for incorporation costs	-
Changes in operating assets and liabilities:
Increase in accounts payable	92,500

Net cash used in operating activities	(78,465)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from notes receivable - related party	(138,100)
Repayments for notes receivable - related party	3,100

Net cash (used by) investing activities	(135,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	70,100
Repayments for notes payable - related party	(10,000)
Proceeds from convertible notes payable - related party	520
Proceeds from convertible notes payable	150,000

Net cash provided by financing activities	210,620

NET CHANGE IN CASH	(2,845)

CASH AT BEGINNING OF YEAR	3,000

CASH AT END OF YEAR	$155

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-
See accompanying notes to financial statements.

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2013 and notes thereto included in the Company’s Form 10 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Recent pronouncements
On June 10, 2014, the FASB published Accounting Standards Update No. 2014-10 “ASU No. 2014-10”, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU No. 2014-10 removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations. ASU No. 2014-10 will be applied  retrospectively and will be effective for public business entities in interim and annual periods beginning after December 15, 2014. The requirements will be effective for nonpublic business entities for annual periods beginning after December 15, 2014, and interim and annual periods thereafter. However, both public and nonpublic entities will have additional time to adopt the amendments to ASC 810. Early adoption is permitted in all cases. We have applied ASU No. 2014-10 retrospectively by eliminating the inception to date column in our statements of operations and cash flows."

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses for the six months ended June 30, 2014 of $170,965. In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – NOTES RECEIVABLE – RELATED PARTY

	June 30, 2014	December 31, 2013
Note payable to a related party which is the subsidiary of the parent corporation, unsecured, due upon demand	$135,000	$-

Notes receivable – Current	$135,000	$-

NOTE 4 – NOTES PAYABLE – RELATED PARTY

	June 30, 2014	December 31, 2013
Note payable to a related party which is the parent corporation, unsecured, due upon demand	$73,100	$13,000

Notes payable – Current	$73,100	$13,000

NOTE 5 – CONVERTIBLE NOTES PAYABLE

	June 30, 2014	December 31, 2013
Convertible note payable, unsecured, due April 15, 2015, 0% interest, convertible at $0.001 per share	$150,000	$13,000

Notes payable – Current	$150,000	$13,000

NOTE 6 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

	June 30, 2014	December 31, 2013
Convertible note payable, unsecured, due June 1, 2015, 8% interest, convertible at $0.50 per share	$520	$13,000

Notes payable – Current	$520	$13,000

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7 – STOCKHOLDERS’ EQUITY`

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

Common stock
On November 21, 2013, the parent corporation paid for incorporation costs totaling $500 for the purchase of 500,000 shares of common stock.